Exhibit 99.2
Filed by W. P. Carey Inc.
pursuant to Rule 425 under the Securities Act of 1933, as amended, and deemed filed pursuant to Rule 14a-6 under the
Securities Exchange Act of 1934, as amended
Subject Company: Corporate Property Associates 18 – Global Incorporated
Commission File No.: 000-54970

W. P. Carey Inc.
Supplemental Information
Second Quarter 2022

Terms and Definitions

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. Other terms and definitions are as follows:

REIT	Real estate investment trust
CPA:18 – Global	Corporate Property Associates 18 – Global Incorporated
CESH	Carey European Student Housing Fund I, L.P.
WLT	Watermark Lodging Trust, Inc.
Managed Programs	CPA:18 – Global and CESH
U.S.	United States
AUM	Assets under management
ABR	Contractual minimum annualized base rent
NAV	Net asset value per share
SEC	Securities and Exchange Commission
ASC	Accounting Standards Codification
EUR	Euro
EURIBOR	Euro Interbank Offered Rate
SONIA	Sterling Overnight Index Average
TIBOR	Tokyo Interbank Offered Rate
LIBOR	London Interbank Offered Rate
Proposed Merger	Our proposed merger with CPA:18 – Global, pursuant to a merger agreement that we entered into on February 27, 2022, which was filed as Exhibit 2.1 to a Current Report on Form 8-K that we filed with the SEC on February 28, 2022

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); normalized pro rata cash NOI; same store pro rata rental income; cash interest expense; and cash interest expense coverage ratio. FFO is a non-GAAP measure defined by the National Association of Real Estate Investments Trusts, Inc. (“NAREIT”), an industry trade group. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are provided within this supplemental package. In addition, refer to the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of these non-GAAP financial measures and other metrics.

Amounts may not sum to totals due to rounding.

W. P. Carey Inc.
Supplemental Information – Second Quarter 2022

W. P. Carey Inc.
Overview – Second Quarter 2022

Summary Metrics
As of or for the three months ended June 30, 2022.

Financial Results
	Segment
	Real Estate	Investment Management	Total
Revenues, including reimbursable costs – consolidated ($000s)	$339,787	$4,610	$344,397
Net income attributable to W. P. Carey ($000s)	123,228	4,450	127,678
Net income attributable to W. P. Carey per diluted share	0.64	0.02	0.66
Normalized pro rata cash NOI from real estate ($000s) (a) (b)	311,331	N/A	311,331
Adjusted EBITDA ($000s) (a) (b)	298,419	6,814	305,233
AFFO attributable to W. P. Carey ($000s) (a) (b)	247,246	7,128	254,374
AFFO attributable to W. P. Carey per diluted share (a) (b)	1.27	0.04	1.31

Dividends declared per share – current quarter			1.059
Dividends declared per share – current quarter annualized			4.236
Dividend yield – annualized, based on quarter end share price of $82.86			5.1%
Dividend payout ratio – for the six months ended June 30, 2022 (c)			79.8%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $82.86 ($000s)			$15,983,014
Pro rata net debt ($000s) (d)			6,886,378
Enterprise value ($000s)			22,869,392

Total consolidated debt ($000s)			6,765,628
Gross assets ($000s) (e)			17,002,286
Liquidity ($000s) (f)			2,071,551

Pro rata net debt to enterprise value (b)			30.1%
Pro rata net debt to adjusted EBITDA (annualized) (a) (b)			5.6x
Total consolidated debt to gross assets			39.8%
Total consolidated secured debt to gross assets			1.9%
Cash interest expense coverage ratio (a)			6.6x

Weighted-average interest rate (b)			2.6%
Weighted-average debt maturity (years) (b)			4.9

Moody's Investors Service – issuer rating			Baa2 (positive)
Standard & Poor's Ratings Services – issuer rating			BBB (positive)

Real Estate Portfolio (Pro Rata)
ABR – total portfolio ($000s) (g)			$1,270,226
ABR – unencumbered portfolio (% / $000s) (g) (h)		92.7% /	$1,177,709
Number of net-leased properties			1,357
Number of operating properties (i)			20
Number of tenants – net-leased properties			356

ABR from investment grade tenants as a % of total ABR – net-leased properties (j)			31.2%

Net-leased properties – square footage (millions)			161.3

Occupancy – net-leased properties			99.1%
Weighted-average lease term (years)			11.0

Investment volume – current quarter ($000s)			$477,813
Dispositions – current quarter ($000s)			92,748

Maximum commitment for capital investments and commitments expected to be completed during 2022 ($000s)			123,076
Construction loan funding expected to be completed during 2022 ($000s)			37,688
Total capital investments, commitments and construction loan funding expected to be completed during 2022 ($000s)			160,764
________

Investing for the long runTM | 1

W. P. Carey Inc.
Overview – Second Quarter 2022

(a)Normalized pro rata cash NOI, adjusted EBITDA, AFFO and cash interest expense coverage ratio are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.
(d)Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(e)Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $983.3 million and above-market rent intangible assets of $511.8 million.
(f)Represents (i) availability under our Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit), (ii) consolidated cash and cash equivalents, (iii) available proceeds under our forward sale agreements (based on 3,925,000 remaining shares and a net offering price of $72.61 per share as of June 30, 2022, which will be updated at each quarter end) and (iv) available proceeds under our “at-the-market” forward sale agreements (based on 3,674,187 remaining shares and a net offering price of $81.93 per share as of June 30, 2022, which will be updated at each quarter end).
(g)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(h)Represents ABR from properties unencumbered by non-recourse mortgage debt.
(i)Comprised of 19 self-storage properties and one hotel.
(j)Percentage of portfolio is based on ABR, as of June 30, 2022. Includes tenants or guarantors with investment grade ratings (23.3%) and subsidiaries of non-guarantor parent companies with investment grade ratings (7.9%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.

Investing for the long runTM | 2

W. P. Carey Inc.
Overview – Second Quarter 2022

Components of Net Asset Value
Dollars in thousands, except per share amounts.

Real Estate	Three Months Ended Jun. 30, 2022	Annualized
Normalized pro rata cash NOI (a) (b)	$311,331	$1,245,324

Investment Management
Adjusted EBITDA (a) (b)	6,814	27,256
Selected Components of Adjusted EBITDA:
Asset management revenue	3,467	13,868
Operating partnership interest in real estate cash flow of CPA:18 – Global (c)	2,814	11,256
Back-end fees and interests associated with the Managed Programs	See the Summary of Future Liquidity Considerations for the Managed Programs section for details.

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)		As of Jun. 30, 2022
Assets
Book value of real estate excluded from normalized pro rata cash NOI (d)		$174,060
Las Vegas retail complex construction loan (e)		141,341
Cash and cash equivalents		103,590
Other secured loans receivable, net		24,143
Due from affiliates		18,937
Other assets, net:
Investment in shares of Lineage Logistics (a cold storage REIT)		$366,339
Straight-line rent adjustments		255,654
Restricted cash, including escrow		96,903
Investment in common shares of WLT		76,790
Office lease right-of-use assets, net		58,300
Deferred charges		54,064
Taxes receivable		51,032
Securities and derivatives		48,061
Non-rent tenant and other receivables		45,053
Prepaid expenses		21,051
Deferred income taxes		16,002
Leasehold improvements, furniture and fixtures		15,361
Rent receivables (f)		3,798
Investment in shares of Guggenheim Credit Income Fund		3,316
Other intangible assets, net		738
Other		6,927
Total other assets, net		$1,119,389

Liabilities
Total pro rata debt outstanding (b) (g)		$6,989,968
Dividends payable		207,526
Deferred income taxes		135,128
Accounts payable, accrued expenses and other liabilities:
Operating lease liabilities		$139,266
Accounts payable and accrued expenses		131,291
Prepaid and deferred rents		115,635
Tenant security deposits		58,004
Accrued taxes payable		38,772
Other		46,751
Total accounts payable, accrued expenses and other liabilities		$529,719

Investing for the long runTM | 3

W. P. Carey Inc.
Overview – Second Quarter 2022

Other	Ownership %	Estimated Value
Ownership in Managed Programs: (h)
CPA:18 – Global (i)	5.7%	$77,610
CESH (j)	2.4%	1,013
		$78,623
________
(a)Normalized pro rata cash NOI and adjusted EBITDA are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)We are entitled to receive distributions of up to 10% of the Available Cash of CPA:18 – Global, as defined in its operating partnership agreement.
(d)Represents the value of real estate not included in normalized pro rata cash NOI, such as vacant assets, in-progress build-to-suit properties, real estate under construction for certain expansion projects at existing properties and a common equity interest in the Harmon Retail Corner in Las Vegas.
(e)Represents a construction loan for a retail complex in Las Vegas, Nevada, which was entered into in June 2021 and is included in Equity method investments (as an equity method investment in real estate) on our consolidated balance sheets. See the Investment Activity – Investment Volume section for additional information about this investment.
(f)Comprised of rent receivables that were substantially collected as of the date of this report.
(g)Excludes unamortized discount, net totaling $28.3 million and unamortized deferred financing costs totaling $25.8 million as of June 30, 2022.
(h)Separate from operating partnership interest in our affiliate, CPA:18 – Global, and our interests in unconsolidated real estate joint ventures with CPA:18 – Global.
(i)The estimated value of CPA:18 – Global is based on the estimated NAV of its Class A common stock of $9.07 as of September 30, 2021, which was calculated by relying in part on an estimate of the fair market value of the real estate portfolio adjusted to give effect to mortgage loans, both provided by third parties, as well as other adjustments. Refer to the SEC filings of CPA:18 – Global for the calculation methodology of its NAVs.
(j)We own limited partnership units of CESH. The value above reflects its private placement price, net of cash distributions. We do not intend to calculate a NAV for CESH.

Investing for the long runTM | 4

W. P. Carey Inc.
Financial Results
Second Quarter 2022

Investing for the long runTM | 5

W. P. Carey Inc.
Financial Results – Second Quarter 2022

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021
Revenues
Real Estate:
Lease revenues	$314,354	$307,725	$305,093	$298,616	$289,064
Income from direct financing leases and loans receivable	17,778	18,379	15,637	16,754	17,422
Operating property revenues	5,064	3,865	4,004	4,050	3,245
Lease termination income and other (a)	2,591	14,122	45,590	1,421	5,059
	339,787	344,091	370,324	320,841	314,790
Investment Management:
Asset management and other revenue	3,467	3,420	3,571	3,872	3,966
Reimbursable costs from affiliates	1,143	927	985	1,041	968
	4,610	4,347	4,556	4,913	4,934
	344,397	348,438	374,880	325,754	319,724
Operating Expenses
Depreciation and amortization	115,080	115,393	135,662	115,657	114,348
General and administrative	20,841	23,084	19,591	19,750	20,464
Reimbursable tenant costs	16,704	16,960	16,475	15,092	15,092
Property expenses, excluding reimbursable tenant costs	11,851	13,779	11,466	13,734	11,815
Stock-based compensation expense	9,758	7,833	6,091	4,361	9,048
Impairment charges	6,206	20,179	7,945	16,301	—
Operating property expenses	3,191	2,787	2,887	3,001	2,049
Merger and other expenses (b)	1,984	(2,322)	(563)	(908)	(2,599)
Reimbursable costs from affiliates	1,143	927	985	1,041	968
	186,758	198,620	200,539	188,029	171,185
Other Income and Expenses
Interest expense	(46,417)	(46,053)	(47,208)	(48,731)	(49,252)
Gain on sale of real estate, net	31,119	11,248	9,511	1,702	19,840
Other gains and (losses) (c)	(21,746)	35,745	(28,461)	49,219	7,545
Earnings (losses) from equity method investments (d)	7,401	4,772	(6,675)	5,735	(156)
Non-operating income (e)	5,974	8,546	3,156	1,283	3,065
	(23,669)	14,258	(69,677)	9,208	(18,958)
Income before income taxes	133,970	164,076	104,664	146,933	129,581
Provision for income taxes	(6,252)	(7,083)	(5,052)	(8,347)	(9,298)
Net Income	127,718	156,993	99,612	138,586	120,283
Net (income) loss attributable to noncontrolling interests	(40)	2	(50)	(39)	(38)
Net Income Attributable to W. P. Carey	$127,678	$156,995	$99,562	$138,547	$120,245

Basic Earnings Per Share	$0.66	$0.82	$0.53	$0.75	$0.67
Diluted Earnings Per Share	$0.66	$0.82	$0.53	$0.74	$0.67
Weighted-Average Shares Outstanding
Basic	194,019,451	191,911,414	187,630,036	185,422,639	180,099,370
Diluted	194,763,695	192,416,642	188,317,117	186,012,478	180,668,732

Dividends Declared Per Share	$1.059	$1.057	$1.055	$1.052	$1.050
________
(a)Amount for the three months ended December 31, 2021 includes $37.8 million of lease termination fees that was determined to be non-core income and thus excluded from AFFO.
(b)Amounts are primarily comprised of costs incurred in connection with the Proposed Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(c)Amount for the three months ended June 30, 2022 is primarily comprised of a net loss on foreign currency exchange rate movements of $(37.3) million and a mark-to-market unrealized gain on our investment in common shares of WLT of $15.4 million. Amount for the three months ended March 31, 2022 includes a mark-to-market unrealized gain on our investment in common shares of WLT of $28.0 million and a realized gain recognized on the redemption of our investment in preferred shares of WLT of $18.7 million. Amount for the three months ended September 30, 2021 includes a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $52.9 million.
(d)Amounts for the three months ended March 31, 2022 and December 31, 2021 include non-cash impairment charges of $4.6 million and $13.2 million, respectively, recognized on certain equity method investments in real estate.
(e)Amount for the three months ended June 30, 2022 is comprised of realized gains on foreign currency exchange derivatives of $5.9 million and interest income on deposits and loans to affiliates of $0.1 million.

Investing for the long runTM | 6

W. P. Carey Inc.
Financial Results – Second Quarter 2022

Statements of Income, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021
Revenues
Lease revenues	$314,354	$307,725	$305,093	$298,616	$289,064
Income from direct financing leases and loans receivable	17,778	18,379	15,637	16,754	17,422
Operating property revenues	5,064	3,865	4,004	4,050	3,245
Lease termination income and other (a)	2,591	14,122	45,590	1,421	5,059
	339,787	344,091	370,324	320,841	314,790
Operating Expenses
Depreciation and amortization	115,080	115,393	135,662	115,657	114,348
General and administrative	20,841	23,084	19,591	19,750	20,464
Reimbursable tenant costs	16,704	16,960	16,475	15,092	15,092
Property expenses, excluding reimbursable tenant costs	11,851	13,779	11,466	13,734	11,815
Stock-based compensation expense	9,758	7,833	6,091	4,361	9,048
Impairment charges	6,206	20,179	7,945	16,301	—
Operating property expenses	3,191	2,787	2,887	3,001	2,049
Merger and other expenses (b)	1,984	(2,325)	(599)	(908)	(2,599)
	185,615	197,690	199,518	186,988	170,217
Other Income and Expenses
Interest expense	(46,417)	(46,053)	(47,208)	(48,731)	(49,252)
Gain on sale of real estate, net	31,119	11,248	9,511	1,702	19,840
Other gains and (losses) (c)	(20,155)	34,418	(27,131)	48,172	7,472
Non-operating income	5,975	8,542	3,158	1,283	3,065
Earnings (losses) from equity method investments in real estate (d)	4,529	(787)	(9,121)	2,445	(1,854)
	(24,949)	7,368	(70,791)	4,871	(20,729)
Income before income taxes	129,223	153,769	100,015	138,724	123,844
Provision for income taxes	(5,955)	(6,913)	(5,331)	(7,827)	(9,119)
Net Income from Real Estate	123,268	146,856	94,684	130,897	114,725
Net (income) loss attributable to noncontrolling interests	(40)	2	(50)	(39)	(38)
Net Income from Real Estate Attributable to W. P. Carey	$123,228	$146,858	$94,634	$130,858	$114,687

Basic Earnings Per Share	$0.64	$0.77	$0.50	$0.71	$0.64
Diluted Earnings Per Share	$0.64	$0.77	$0.50	$0.70	$0.64
Weighted-Average Shares Outstanding
Basic	194,019,451	191,911,414	187,630,036	185,422,639	180,099,370
Diluted	194,763,695	192,416,642	188,317,117	186,012,478	180,668,732
________.
(a)Amount for the three months ended December 31, 2021 includes $37.8 million of lease termination fees that was determined to be non-core income and thus excluded from AFFO.
(b)Amounts are primarily comprised of costs incurred in connection with the Proposed Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(c)Amount for the three months ended June 30, 2022 is primarily comprised of a net loss on foreign currency exchange rate movements of $(37.0) million and a mark-to-market unrealized gain on our investment in common shares of WLT of $15.4 million. Amount for the three months ended March 31, 2022 includes a mark-to-market unrealized gain on our investment in common shares of WLT of $28.0 million and a realized gain recognized on the redemption of our investment in preferred shares of WLT of $18.7 million. Amount for the three months ended September 30, 2021 includes a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $52.9 million.
(d)Amounts for the three months ended March 31, 2022 and December 31, 2021 include non-cash impairment charges of $4.6 million and $13.2 million, respectively, recognized on certain equity method investments in real estate.

Investing for the long runTM | 7

W. P. Carey Inc.
Financial Results – Second Quarter 2022

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021
Revenues
Asset management and other revenue	$3,467	$3,420	$3,571	$3,872	$3,966
Reimbursable costs from affiliates	1,143	927	985	1,041	968
	4,610	4,347	4,556	4,913	4,934
Operating Expenses
Reimbursable costs from affiliates	1,143	927	985	1,041	968
Merger and other expenses	—	3	36	—	—
	1,143	930	1,021	1,041	968
Other Income and Expenses
Earnings from equity method investments in the Managed Programs	2,872	5,559	2,446	3,290	1,698
Other gains and (losses)	(1,591)	1,327	(1,330)	1,047	73
Non-operating (loss) income	(1)	4	(2)	—	—
	1,280	6,890	1,114	4,337	1,771
Income before income taxes	4,747	10,307	4,649	8,209	5,737
(Provision for) benefit from income taxes	(297)	(170)	279	(520)	(179)
Net Income from Investment Management Attributable to W. P. Carey	$4,450	$10,137	$4,928	$7,689	$5,558

Basic Earnings Per Share	$0.02	$0.05	$0.03	$0.04	$0.03
Diluted Earnings Per Share	$0.02	$0.05	$0.03	$0.04	$0.03
Weighted-Average Shares Outstanding
Basic	194,019,451	191,911,414	187,630,036	185,422,639	180,099,370
Diluted	194,763,695	192,416,642	188,317,117	186,012,478	180,668,732

Investing for the long runTM | 8

W. P. Carey Inc.
Financial Results – Second Quarter 2022

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021
Net income attributable to W. P. Carey	$127,678	$156,995	$99,562	$138,547	$120,245
Adjustments:
Depreciation and amortization of real property	114,333	114,646	134,149	114,204	112,997
Gain on sale of real estate, net	(31,119)	(11,248)	(9,511)	(1,702)	(19,840)
Impairment charges	6,206	20,179	7,945	16,301	—
Proportionate share of adjustments to earnings from equity method investments (a) (b)	2,934	7,683	15,183	3,290	3,434
Proportionate share of adjustments for noncontrolling interests (c)	(4)	(4)	(4)	(4)	(4)
Total adjustments	92,350	131,256	147,762	132,089	96,587
FFO (as defined by NAREIT) Attributable to W. P. Carey (d)	220,028	288,251	247,324	270,636	216,832
Adjustments:
Other (gains) and losses (e)	21,746	(35,745)	28,461	(49,219)	(7,545)
Straight-line and other leasing and financing adjustments (f)	(14,492)	(10,847)	(53,380)	(10,823)	(10,313)
Above- and below-market rent intangible lease amortization, net	10,548	11,004	15,082	12,004	14,384
Stock-based compensation	9,758	7,833	6,091	4,361	9,048
Amortization of deferred financing costs	3,147	3,128	3,239	3,424	3,447
Merger and other expenses (g) (h)	1,984	(2,322)	(563)	(908)	(2,599)
Other amortization and non-cash items	530	552	560	557	563
Tax (benefit) expense – deferred and other	(355)	(1,242)	(2,507)	(290)	217
Proportionate share of adjustments to earnings from equity method investments (b)	1,486	(1,781)	1,303	988	4,650
Proportionate share of adjustments for noncontrolling interests	(6)	(5)	(5)	(6)	(8)
Total adjustments	34,346	(29,425)	(1,719)	(39,912)	11,844
AFFO Attributable to W. P. Carey (d)	$254,374	$258,826	$245,605	$230,724	$228,676

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (d)	$220,028	$288,251	$247,324	$270,636	$216,832
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (d)	$1.13	$1.50	$1.31	$1.45	$1.20
AFFO attributable to W. P. Carey (d)	$254,374	$258,826	$245,605	$230,724	$228,676
AFFO attributable to W. P. Carey per diluted share (d)	$1.31	$1.35	$1.30	$1.24	$1.27
Diluted weighted-average shares outstanding	194,763,695	192,416,642	188,317,117	186,012,478	180,668,732
________
(a)Amounts for the three months ended March 31, 2022 and December 31, 2021 include non-cash impairment charges of $4.6 million and $13.2 million, respectively, recognized on certain equity method investments in real estate.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(c)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(d)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(e)Amount for the three months ended June 30, 2022 is primarily comprised of a net loss on foreign currency exchange rate movements of $(37.3) million and a mark-to-market unrealized gain on our investment in common shares of WLT of $15.4 million.
(f)Amount for the three months ended December 31, 2021 includes an adjustment to exclude $37.8 million of lease termination fees received from a tenant. as such amount was determined to be non-core income.
(g)Amounts for the three months ended March 31, 2022, September 30, 2021 and June 30, 2021 are primarily comprised of reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(h)Amounts are primarily comprised of costs incurred in connection with the Proposed Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.

Investing for the long runTM | 9

W. P. Carey Inc.
Financial Results – Second Quarter 2022

FFO and AFFO, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021
Net income from Real Estate attributable to W. P. Carey	$123,228	$146,858	$94,634	$130,858	$114,687
Adjustments:
Depreciation and amortization of real property	114,333	114,646	134,149	114,204	112,997
Gain on sale of real estate, net	(31,119)	(11,248)	(9,511)	(1,702)	(19,840)
Impairment charges	6,206	20,179	7,945	16,301	—
Proportionate share of adjustments to earnings from equity method investments (a) (b)	2,934	7,683	15,183	3,290	3,434
Proportionate share of adjustments for noncontrolling interests (c)	(4)	(4)	(4)	(4)	(4)
Total adjustments	92,350	131,256	147,762	132,089	96,587
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (d)	215,578	278,114	242,396	262,947	211,274
Adjustments:
Other (gains) and losses (e)	20,155	(34,418)	27,131	(48,172)	(7,472)
Straight-line and other leasing and financing adjustments (f)	(14,492)	(10,847)	(53,380)	(10,823)	(10,313)
Above- and below-market rent intangible lease amortization, net	10,548	11,004	15,082	12,004	14,384
Stock-based compensation	9,758	7,833	6,091	4,361	9,048
Amortization of deferred financing costs	3,147	3,128	3,239	3,424	3,447
Merger and other expenses (g) (h)	1,984	(2,325)	(599)	(908)	(2,599)
Other amortization and non-cash items	530	552	560	557	563
Tax (benefit) expense – deferred and other	(324)	(1,189)	(1,851)	(700)	208
Proportionate share of adjustments to earnings from equity method investments (b)	368	167	325	1,761	3,845
Proportionate share of adjustments for noncontrolling interests (c)	(6)	(5)	(5)	(6)	(8)
Total adjustments	31,668	(26,100)	(3,407)	(38,502)	11,103
AFFO Attributable to W. P. Carey – Real Estate (d)	$247,246	$252,014	$238,989	$224,445	$222,377

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (d)	$215,578	$278,114	$242,396	$262,947	$211,274
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (d)	$1.11	$1.45	$1.29	$1.41	$1.17
AFFO attributable to W. P. Carey – Real Estate (d)	$247,246	$252,014	$238,989	$224,445	$222,377
AFFO attributable to W. P. Carey per diluted share – Real Estate (d)	$1.27	$1.31	$1.27	$1.21	$1.23
Diluted weighted-average shares outstanding	194,763,695	192,416,642	188,317,117	186,012,478	180,668,732
________
(a)Amounts for the three months ended March 31, 2022 and December 31, 2021 include non-cash impairment charges of $4.6 million and $13.2 million, respectively, recognized on certain equity method investments in real estate.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(c)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(d)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(e)Amount for the three months ended June 30, 2022 is primarily comprised of a net loss on foreign currency exchange rate movements of $(37.0) million and a mark-to-market unrealized gain on our investment in common shares of WLT of $15.4 million.
(f)Amount for the three months ended December 31, 2021 includes an adjustment to exclude $37.8 million of lease termination fees received from a tenant. as such amount was determined to be non-core income.
(g)Amounts for the three months ended March 31, 2022, September 30, 2021 and June 30, 2021 are primarily comprised of reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(h)Amounts are primarily comprised of costs incurred in connection with the Proposed Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.

Investing for the long runTM | 10

W. P. Carey Inc.
Financial Results – Second Quarter 2022

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021
Net income from Investment Management attributable to W. P. Carey	$4,450	$10,137	$4,928	$7,689	$5,558
FFO (as defined by NAREIT) Attributable to W. P. Carey – Investment Management (a)	4,450	10,137	4,928	7,689	5,558
Adjustments:
Other (gains) and losses	1,591	(1,327)	1,330	(1,047)	(73)
Tax (benefit) expense – deferred and other	(31)	(53)	(656)	410	9
Merger and other expenses	—	3	36	—	—
Proportionate share of adjustments to earnings from equity method investments (b)	1,118	(1,948)	978	(773)	805
Total adjustments	2,678	(3,325)	1,688	(1,410)	741
AFFO Attributable to W. P. Carey – Investment Management (a)	$7,128	$6,812	$6,616	$6,279	$6,299

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Investment Management (a)	$4,450	$10,137	$4,928	$7,689	$5,558
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Investment Management (a)	$0.02	$0.05	$0.02	$0.04	$0.03
AFFO attributable to W. P. Carey – Investment Management (a)	$7,128	$6,812	$6,616	$6,279	$6,299
AFFO attributable to W. P. Carey per diluted share – Investment Management (a)	$0.04	$0.04	$0.03	$0.03	$0.04
Diluted weighted-average shares outstanding	194,763,695	192,416,642	188,317,117	186,012,478	180,668,732
________
(a)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.

Investing for the long runTM | 11

W. P. Carey Inc.
Financial Results – Second Quarter 2022

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended June 30, 2022.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Method Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$6,026	$(29)	$(4,372)	(c)
Income from direct financing leases and loans receivable	—	—	453
Operating property revenues:
Hotel revenues	—	—	—
Self-storage revenues	2,312	—	—
Lease termination income and other	29	—	—

Investment Management:
Asset management and other revenue	—	—	—
Reimbursable costs from affiliates	—	—	—

Operating Expenses
Depreciation and amortization	2,912	(4)	(117,438)	(d)
General and administrative	8	—	—
Reimbursable tenant costs	651	(7)	—
Property expenses, excluding reimbursable tenant costs	335	—	(367)	(e)
Stock-based compensation expense	—	—	(9,758)	(e)
Impairment charges	—	—	(6,206)	(e)
Operating property expenses:	—
Hotel expenses	—	—	—
Self-storage expenses	794	—	(28)
Merger and other expenses	—	—	(1,984)	(f)
Reimbursable costs from affiliates	—	—	—

Other Income and Expenses
Interest expense	(1,195)	—	3,125	(g)
Gain on sale of real estate, net	—	—	(31,119)
Other gains and (losses)	(111)	5	21,852	(h)
Earnings from equity method investments:
Income related to our general partnership interest in CPA:18 – Global	—	—	—
Income related to joint ventures	(2,451)	—	177	(i)
Income related to our ownership in the Managed Programs	—	—	1,118
Non-operating income	(3)	—	—

Provision for income taxes	93	—	(319)	(j)
Net income attributable to noncontrolling interests	—	13	—
________
(a)Represents the break-out by line item of amounts recorded in Earnings from equity method investments.
(b)Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.
(c)Represents the reversal of amortization of above- or below-market lease intangibles of $10.5 million and the elimination of non-cash amounts related to straight-line rent and other of $14.9 million.
(d)Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.
(e)Adjustment to exclude a non-cash item.
(f)Primarily comprised of costs incurred in connection with the Proposed Merger.
(g)Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.
(h)Represents eliminations of gains (losses) related to the extinguishment of debt, unrealized gains (losses) on foreign currency exchange rate movements, gains (losses) on marketable securities, non-cash allowance for credit losses on loans receivable and direct financing leases, and other items.
(i)Adjustments to include our pro rata share of AFFO adjustments from equity method investments.
(j)Primarily represents the elimination of deferred taxes.

Investing for the long runTM | 12

W. P. Carey Inc.
Financial Results – Second Quarter 2022

Capital Expenditures
In thousands. For the three months ended June 30, 2022.

Tenant Improvements and Leasing Costs
Tenant improvements	$2,904
Leasing costs	1,731
Tenant Improvements and Leasing Costs	4,635

Maintenance Capital Expenditures
Net-lease properties	1,465
Operating properties	33
Maintenance Capital Expenditures	1,498

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$6,133

Non-Maintenance Capital Expenditures
Net-lease properties	$—
Operating properties	—
Non-Maintenance Capital Expenditures	$—

Other Capital Expenditures
Net-lease properties	$978
Operating properties	—
Other Capital Expenditures	$978

Investing for the long runTM | 13

W. P. Carey Inc.
Balance Sheets and Capitalization
Second Quarter 2022

Investing for the long runTM | 14

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2022

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	June 30, 2022	December 31, 2021
Assets
Investments in real estate:
Land, buildings and improvements (a)	$12,026,671	$11,875,407
Net investments in direct financing leases and loans receivable	786,462	813,577
In-place lease intangible assets and other	2,384,032	2,386,000
Above-market rent intangible assets	822,470	843,410
Investments in real estate	16,019,635	15,918,394
Accumulated depreciation and amortization (b)	(3,043,146)	(2,889,294)
Assets held for sale, net	—	8,269
Net investments in real estate	12,976,489	13,037,369
Equity method investments (c)	344,360	356,637
Cash and cash equivalents	103,590	165,427
Due from affiliates	18,937	1,826
Other assets, net	1,119,389	1,017,842
Goodwill	891,464	901,529
Total assets	$15,454,229	$15,480,630

Liabilities and Equity
Debt:
Senior unsecured notes, net	$5,471,066	$5,701,913
Unsecured term loans, net	548,287	310,583
Unsecured revolving credit facility	417,455	410,596
Non-recourse mortgages, net	328,820	368,524
Debt, net	6,765,628	6,791,616
Accounts payable, accrued expenses and other liabilities	529,719	572,846
Below-market rent and other intangible liabilities, net	174,766	183,286
Deferred income taxes	135,128	145,572
Dividends payable	207,526	203,859
Total liabilities	7,812,767	7,897,179

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 192,891,792 and 190,013,751 shares, respectively, issued and outstanding	193	190
Additional paid-in capital	10,201,614	9,977,686
Distributions in excess of accumulated earnings	(2,352,839)	(2,224,231)
Deferred compensation obligation	57,012	49,810
Accumulated other comprehensive loss	(266,157)	(221,670)
Total stockholders' equity	7,639,823	7,581,785
Noncontrolling interests	1,639	1,666
Total equity	7,641,462	7,583,451
Total liabilities and equity	$15,454,229	$15,480,630
________
(a)Includes $83.7 million of amounts attributable to operating properties as of both June 30, 2022 and December 31, 2021.
(b)Includes $1.5 billion of accumulated depreciation on buildings and improvements as of both June 30, 2022 and December 31, 2021, and $1.5 billion and $1.4 billion of accumulated amortization on lease intangibles as of June 30, 2022 and December 31, 2021, respectively.
(c)Our equity method investments in real estate totaled $280.7 million and $291.9 million as of June 30, 2022 and December 31, 2021, respectively. Our equity method investments in the Managed Programs totaled $63.7 million and $64.7 million as of June 30, 2022 and December 31, 2021, respectively.

Investing for the long runTM | 15

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2022

Capitalization
In thousands, except share and per share amounts. As of June 30, 2022.

Description	Shares	Share Price	Market Value
Equity
Common equity	192,891,792	$82.86	$15,983,014
Preferred equity			—
Total Equity Market Capitalization			15,983,014

			Outstanding Balance (a)
Pro Rata Debt
Unsecured term loans (due February 20, 2025)			550,108
Non-recourse mortgages			499,687
Unsecured revolving credit facility (due February 20, 2025)			417,455
Senior unsecured notes:
Due April 1, 2024 (USD)			500,000
Due July 19, 2024 (EUR)			519,350
Due February 1, 2025 (USD)			450,000
Due April 9, 2026 (EUR)			519,350
Due October 1, 2026 (USD)			350,000
Due April 15, 2027 (EUR)			519,350
Due April 15, 2028 (EUR)			519,350
Due July 15, 2029 (USD)			325,000
Due June 1, 2030 (EUR)			545,318
Due February 1, 2031 (USD)			500,000
Due February 1, 2032 (USD)			350,000
Due April 1, 2033 (USD)			425,000
Total Pro Rata Debt			6,989,968

Total Capitalization			$22,972,982
________
(a)Excludes unamortized discount, net totaling $28.3 million and unamortized deferred financing costs totaling $25.8 million as of June 30, 2022.

Investing for the long runTM | 16

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2022

Debt Overview
Dollars in thousands. Pro rata. As of June 30, 2022.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed	$204,987	5.3%	$65,148	2.9%	$17,607	4.4%	$287,742	4.1%	4.7%	2.3
Variable:
Swapped	9,811	3.9%	121,352	2.2%	—	—%	131,163	1.9%	2.3%	1.5
Floating	—	—%	69,764	1.7%	—	—%	69,764	0.9%	1.7%	0.7
Capped	—	—%	11,018	1.6%	—	—%	11,018	0.2%	1.6%	1.1
Total Pro Rata Non-Recourse Debt	214,798	5.3%	267,282	2.2%	17,607	4.4%	499,687	7.1%	3.6%	1.8

Recourse Debt (b) (c)
Fixed – Senior unsecured notes:
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	7.2%	4.6%	1.8
Due July 19, 2024	—	—%	519,350	2.3%	—	—%	519,350	7.4%	2.3%	2.1
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	6.4%	4.0%	2.6
Due April 9, 2026	—	—%	519,350	2.3%	—	—%	519,350	7.4%	2.3%	3.8
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	5.0%	4.3%	4.3
Due April 15, 2027	—	—%	519,350	2.1%	—	—%	519,350	7.4%	2.1%	4.8
Due April 15, 2028	—	—%	519,350	1.4%	—	—%	519,350	7.4%	1.4%	5.8
Due July 15, 2029	325,000	3.9%	—	—%	—	—%	325,000	4.7%	3.9%	7.0
Due June 1, 2030	—	—%	545,318	1.0%	—	—%	545,318	7.8%	1.0%	7.9
Due February 1, 2031	500,000	2.4%	—	—%	—	—%	500,000	7.2%	2.4%	8.6
Due February 1, 2032	350,000	2.5%	—	—%	—	—%	350,000	5.0%	2.5%	4.8
Due April 1, 2033	425,000	2.3%	—	—%	—	—%	425,000	6.1%	2.3%	10.8
Total Senior Unsecured Notes	2,900,000	3.4%	2,622,718	1.8%	—	—%	5,522,718	79.0%	2.6%	5.3
Variable:
Unsecured term loans (due February 20, 2025) (d)	—	—%	223,321	1.0%	326,787	2.2%	550,108	7.9%	1.7%	2.6
Unsecured revolving credit facility (due February 20, 2025) (e)	151,000	2.4%	248,769	0.9%	17,686	0.9%	417,455	6.0%	1.4%	2.6
Total Recourse Debt	3,051,000	3.4%	3,094,808	1.6%	344,473	2.1%	6,490,281	92.9%	2.5%	4.9

Total Pro Rata Debt Outstanding	$3,265,798	3.5%	$3,362,090	1.7%	$362,080	2.2%	$6,989,968	100.0%	2.6%	4.9
________
(a)Other currencies include debt denominated in British pound sterling, Norwegian krone and Japanese yen.
(b)Debt data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Excludes unamortized discount, net totaling $28.3 million and unamortized deferred financing costs totaling $25.8 million as of June 30, 2022.
(d)We incurred interest at SONIA plus 0.9826% or EURIBOR plus 0.95% on our Unsecured term loans.
(e)Depending on the currency, we incurred interest on our Unsecured revolving credit facility at LIBOR plus 0.85%, EURIBOR plus 0.85% or TIBOR plus 0.85%. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.4 billion as of June 30, 2022.

Investing for the long runTM | 17

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2022

Debt Maturity
Dollars in thousands. Pro rata. As of June 30, 2022.

	Real Estate		Debt
	Number of Properties (a)		Weighted-Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
Remaining 2022	4	$12,034	4.6%	$40,068	$40,413	0.6%
2023	20	39,369	3.0%	225,720	232,747	3.3%
2024	30	19,893	2.9%	100,443	108,244	1.5%
2025	9	11,345	4.8%	43,953	55,834	0.8%
2026	4	8,872	6.0%	30,638	37,953	0.6%
2027	1	—	4.3%	21,450	21,450	0.3%
2031	1	1,004	6.0%	—	3,046	—%
Total Pro Rata Non-Recourse Debt	69	$92,517	3.6%	$462,272	499,687	7.1%

Recourse Debt
Fixed – Senior unsecured notes:
Due April 1, 2024 (USD)			4.6%		500,000	7.2%
Due July 19, 2024 (EUR)			2.3%		519,350	7.4%
Due February 1, 2025 (USD)			4.0%		450,000	6.4%
Due April 9, 2026 (EUR)			2.3%		519,350	7.4%
Due October 1, 2026 (USD)			4.3%		350,000	5.0%
Due April 15, 2027 (EUR)			2.1%		519,350	7.4%
Due April 15, 2028 (EUR)			1.4%		519,350	7.4%
Due July 15, 2029 (USD)			3.9%		325,000	4.7%
Due June 1, 2030 (EUR)			1.0%		545,318	7.8%
Due February 1, 2031 (USD)			2.4%		500,000	7.2%
Due February 1, 2032 (USD)			2.5%		350,000	5.0%
Due April 1, 2033 (USD)			2.3%		425,000	6.1%
Total Senior Unsecured Notes			2.6%		5,522,718	79.0%
Variable:
Unsecured term loans (due February 20, 2025) (d)			1.7%		550,108	7.9%
Unsecured revolving credit facility (due February 20, 2025) (e)			1.4%		417,455	6.0%
Total Recourse Debt			2.5%		6,490,281	92.9%

Total Pro Rata Debt Outstanding			2.6%		$6,989,968	100.0%
________
(a)Represents the number of properties and ABR associated with the debt that is maturing in each respective year.
(b)Debt maturity data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.
(c)Excludes unamortized discount, net totaling $28.3 million and unamortized deferred financing costs totaling $25.8 million as of June 30, 2022.
(d)We incurred interest at SONIA plus 0.9826% or EURIBOR plus 0.95% on our Unsecured term loans.
(e)Depending on the currency, we incurred interest on our Unsecured revolving credit facility at LIBOR plus 0.85%, EURIBOR plus 0.85% or TIBOR plus 0.85%. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.4 billion as of June 30, 2022.

Investing for the long runTM | 18

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2022

Senior Unsecured Notes
As of June 30, 2022.

Ratings

	Issuer		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating
Moody's	Baa2	Positive	Baa2
Standard & Poor’s	BBB	Positive	BBB

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Jun. 30, 2022
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	38.2%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	1.8%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	6.8x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	246.0%

Investing for the long runTM | 19

W. P. Carey Inc.
Real Estate
Second Quarter 2022

Investing for the long runTM | 20

W. P. Carey Inc.
Real Estate – Second Quarter 2022

Investment Activity – Capital Investments and Commitments (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion / Closing Date	Gross Square Footage	Lease Term (Years) (b)	Funded During Three Months Ended Jun. 30, 2022	Total Funded Through Jun. 30, 2022	Maximum Commitment / Gross Investment Amount
Tenant	Location								Remaining	Total
Upfield Group B.V. (c)	Wageningen, The Netherlands	Build-to-Suit	Laboratory	Q3 2022	63,762	20	$1,005	$24,483	$1,177	$25,660
Ontex BVBA (d)	Radomsko, Poland	Expansion	Industrial	Q3 2022	463,817	20	13,309	18,127	5,638	23,765
Berry Global Inc. (2 properties)	Various, USA	Renovation	Industrial	Q4 2022	N/A	17	—	—	20,000	20,000
COOP Danmark A/S (13 properties) (d) (e)	Various, Denmark	Purchase Commitment	Retail	Various	200,177	15	—	—	49,342	49,342
Outfront Media, LLC (3 properties)	Various, NJ	Build-to-Suit	Outdoor Advertising	Various	N/A	30	—	4,172	137	4,309
Expected Completion Date 2022 Total					727,756	18	14,314	46,782	76,294	123,076

Hellweg Die Profi-Baumärkte GmbH & Co. KG (2 properties) (d)	Various, Germany	Renovation	Retail	Q1 2023	N/A	15	—	—	2,181	2,181
National Coatings & Supplies, Inc.	Nashville, TN	Expansion	Warehouse	Q1 2023	13,500	17	—	—	2,100	2,100
Chattem, Inc.	Chattanooga, TN	Expansion	Warehouse	Q2 2023	120,000	10	—	—	22,752	22,752
Expected Completion Date 2023 Total					133,500	11	—	—	27,033	27,033

Fraikin SAS (d)	Various, France	Renovation	Industrial	Q4 2024	N/A	18	—	—	7,167	7,167
Expected Completion Date 2024 Total					N/A	18	—	—	7,167	7,167

Capital Investments and Commitments Total					861,256	17	$14,314	$46,782	$110,494	$157,276
________
(a)This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investments and commitments are included in the Investment Activity – Investment Volume section. Funding amounts exclude capitalized construction interest.
(b)Total lease terms are based on weighted-average ABR for the investments expected upon completion.
(c)This project was completed in July 2022. Maximum commitment excludes construction rent and is based on the exchange rate of the euro on the date of completion.
(d)Commitment amounts are based on the applicable exchange rate at period end.
(e)Properties are expected to be acquired upon completion of renovations.

Investing for the long runTM | 21

W. P. Carey Inc.
Real Estate – Second Quarter 2022

Investment Activity – Investment Volume
Dollars in thousands. Pro rata. For the six months ended June 30, 2022.

		Property Type(s)	Closing Date / Asset Completion Date	Gross Investment Amount	Investment Type	Lease Term (Years) (a)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
1Q22
Balcan Innovations Inc.	Pleasant Prairie, WI	Industrial	Jan-22	$20,024	Sale-leaseback	20	175,168
Memora Servicios Funerarios S.L (26 properties) (b)	Various, Spain	Funeral Home	Feb-22	146,364	Sale-leaseback	30	370,204
COOP Danmark A/S (8 properties) (b)	Various, Denmark	Retail	Feb-22	33,976	Sale-leaseback	15	121,263
Metra S.p.A. (b)	Laval, Canada	Industrial	Feb-22	21,459	Sale-leaseback	25	162,600
Chattem, Inc. (c)	Chattanooga, TN	Warehouse	Mar-22	43,198	Acquisition	7	689,450
Orgill, Inc.	Hurricane, UT	Warehouse	Mar-22	20,000	Expansion	20	427,680
Jumbo Food Groep B.V. (b)	Breda, Netherlands	Warehouse	Mar-22	4,721	Expansion	14	41,893
1Q22 Total				289,742		23	1,988,258

2Q22
Henkel AG & Co.	Bowling Green, KY	Warehouse	Apr-22	69,475	Renovation	15	N/A
Innophos Holdings, Inc. (6 properties)	Various, United States (4 properties), Canada (1 property), and Mexico (1 property)	Industrial	Apr-22; May-22	80,595	Sale-leaseback	25	1,169,654
Highline Warren LLC (6 properties)	Various, United States	Industrial; Warehouse	May-22	110,381	Sale-leaseback	24	1,578,198
COOP Danmark A/S (10 properties) (b)	Various, Denmark	Retail	Jun-22	42,635	Sale-leaseback	15	163,000
Friction Products Co.	Medina, OH	Industrial	Jun-22	28,913	Sale-leaseback	20	368,465
Turkey Hill, LLC (2 properties)	Searcy, AR and Conestoga, PA	Industrial	Jun-22	10,000	Renovation	25	N/A
Van Mossel Automotive (5 properties) (b) (d)	Various, Belgium	Retail	Jun-22	19,795	Sale-leaseback	17	125,755
Greenyard NV (b)	Bree, Belgium	Warehouse	Jun-22	96,697	Sale-leaseback	20	1,876,456
2Q22 Total				458,491		21	5,281,528

Year-to-Date Total				748,233		21	7,269,786

		Property Type(s)	Funded During Current Quarter	Funded Year to Date	Expected Funding Completion Date	Total Funded	Maximum Commitment
Description	Property Location(s)
Construction Loan
Southwest Corner of Las Vegas Boulevard & Harmon Avenue Retail Complex (e)	Las Vegas, NV	Retail	$19,322	$37,281	Q4 2023	$140,995	$261,887
Total				37,281

Year-to-Date Total Investment Volume				$785,514

________
(a)Total lease terms are based on weighted-average ABR for the investments as of the respective period ends.
(b)Amount reflects the applicable exchange rate on the date of the transaction.
(c)We also committed to fund an additional $22.8 million for an expansion at this facility, which is expected to be completed in the second quarter of 2023.
(d)This investment is accounted for as a loan receivable within Net investments in direct financing leases and loans receivable on our consolidated balance sheets, in accordance with ASC 310, Receivables and ASC 842, Leases.
(e)This construction loan is accounted for as an equity method investment on our consolidated balance sheets, in accordance with U.S. GAAP. The interest rate is 6.0% and interest income is recognized within Earnings from equity method investments on our consolidated statements of income.

Investing for the long runTM | 22

W. P. Carey Inc.
Real Estate – Second Quarter 2022

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the six months ended June 30, 2022.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q22
Vacant	Flora, MS	$5,500	Jan-22	Warehouse	102,498
Barnes & Noble, Inc.	Braintree, MA	13,800	Feb-22	Retail	19,661
Pendragon PLC (3 properties) (a)	Ardrossan, Blackpool and Stourbridge, United Kingdom	3,234	Mar-22	Retail	36,199
Vacant	Anchorage, AK	4,075	Mar-22	Warehouse	40,512
1Q22 Total		26,609			198,870

2Q22
Pendragon PLC (2 properties) (a)	Livingston and Stoke-on-Trent, United Kingdom	3,275	Apr-22	Retail	29,678
Barrett Steel Limited (a)	Newbridge, United Kingdom	17,444	Apr-22	Warehouse	213,394
Plastic Technology Holdings, LLC	Baraboo, WI	18,650	Apr-22	Industrial	615,048
Vacant	Waterford Township, MI	3,690	Apr-22	Retail	103,018
Vacant (a)	Kotka, Finland	1,689	May-22	Warehouse	150,884
TNT Crust Parent, LLC (2 properties)	St. Charles, MO and Green Bay, WI	48,000	Jun-22	Industrial	176,993
2Q22 Total		92,748			1,289,015

Year-to-Date Total Dispositions		$119,357			1,487,885
________
(a)Amount reflects the applicable exchange rate on the date of the transaction.

Investing for the long runTM | 23

W. P. Carey Inc.
Real Estate – Second Quarter 2022

Joint Ventures
Dollars in thousands. As of June 30, 2022.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Partner	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Ventures (Equity Method Investments) (d)
Kesko Senukai (e)	Third party	70.00%	$104,236	$13,629	$72,966	$9,540
State Farm Mutual Automobile Insurance Co.	CPA:18 – Global	50.00%	72,800	8,152	36,400	4,076
Bank Pekao (e)	CPA:18 – Global	50.00%	38,097	8,576	19,049	4,288
Apply Sørco AS (e)	CPA:18 – Global	49.00%	35,933	4,249	17,607	2,082
Fortenova Grupa d.d. (e)	CPA:18 – Global	20.00%	14,805	3,232	2,961	646
Total Unconsolidated Joint Ventures			265,871	37,838	148,983	20,632

Consolidated Joint Ventures
McCoy-Rockford, Inc.	Third party	90.00%	—	917	—	826
Total Consolidated Joint Ventures			—	917	—	826
Total Unconsolidated and Consolidated Joint Ventures			$265,871	$38,755	$148,983	$21,458
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(b)Excludes unamortized deferred financing costs totaling less than $0.1 million and unamortized discount, net totaling $0.2 million as of June 30, 2022.
(c)Excludes unamortized deferred financing costs totaling less than $0.1 million and unamortized discount, net totaling $0.1 million as of June 30, 2022.
(d)Excludes (i) a 90.00% equity position in a jointly owned investment, Johnson Self Storage (comprised of nine self-storage operating properties), which did not have debt outstanding as of June 30, 2022, (ii) a 15.00% common equity interest in a jointly owned investment, the Harmon Retail Corner in Las Vegas, and (iii) a construction loan for a retail complex in Las Vegas, Nevada, accounted for as an equity method investment in real estate, as described in the Components of Net Asset Value section.
(e)Amounts are based on the applicable exchange rate at the end of the period.

Investing for the long runTM | 24

W. P. Carey Inc.
Real Estate – Second Quarter 2022

Top Ten Tenants
Dollars in thousands. Pro rata. As of June 30, 2022.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
U-Haul Moving Partners Inc. and Mercury Partners, LP	Net lease self-storage properties in the U.S.	78	$38,751	3.0%	1.8
State of Andalucía (a)	Government office properties in Spain	70	28,506	2.2%	12.5
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	Do-it-yourself retail properties in Germany	35	26,537	2.1%	14.7
Metro Cash & Carry Italia S.p.A. (a)	Business-to-business wholesale stores in Italy and Germany	20	26,492	2.1%	6.3
Extra Space Storage, Inc.	Net lease self-storage properties in the U.S.	27	22,957	1.8%	21.8
OBI Group (a)	Do-it-yourself retail properties in Poland	26	21,515	1.7%	8.1
Marriott Corporation	Net lease hotel properties in the U.S.	18	21,350	1.7%	1.6
Nord Anglia Education, Inc.	K-12 private schools in the U.S.	3	20,981	1.7%	21.2
Pendragon PLC (a)	Automotive dealerships in the United Kingdom	63	20,214	1.6%	12.9
Advance Auto Parts, Inc.	Distribution facilities in the U.S.	29	19,851	1.6%	10.6
Total (b)		369	$247,154	19.5%	10.5
________
(a)ABR amounts are subject to fluctuations in foreign currency exchange rates.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 25

W. P. Carey Inc.
Real Estate – Second Quarter 2022

Diversification by Property Type
In thousands, except percentages. Pro rata. As of June 30, 2022.

	Total Net-Lease Portfolio
Property Type	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Industrial	$266,281	20.9%	45,625	28.3%
Warehouse	189,326	14.9%	37,968	23.6%
Office	151,960	12.0%	9,677	6.0%
Retail (b)	45,730	3.6%	2,800	1.7%
Self Storage (net lease)	61,708	4.9%	5,810	3.6%
Other (c)	105,958	8.3%	5,400	3.3%
U.S. Total	820,963	64.6%	107,280	66.5%

International
Industrial	72,789	5.8%	10,836	6.7%
Warehouse	117,349	9.2%	19,888	12.3%
Office	85,194	6.7%	6,336	3.9%
Retail (b)	167,169	13.2%	16,584	10.3%
Self Storage (net lease)	—	—%	—	—%
Other (c)	6,762	0.5%	370	0.3%
International Total	449,263	35.4%	54,014	33.5%

Total
Industrial	339,070	26.7%	56,461	35.0%
Warehouse	306,675	24.1%	57,856	35.9%
Office	237,154	18.7%	16,013	9.9%
Retail (b)	212,899	16.8%	19,384	12.0%
Self Storage (net lease)	61,708	4.9%	5,810	3.6%
Other (c)	112,720	8.8%	5,770	3.6%
Total (d)	$1,270,226	100.0%	161,294	100.0%
________
(a)Includes square footage for vacant properties.
(b)Includes automotive dealerships.
(c)Includes ABR from tenants with the following property types: education facility, hotel (net lease), laboratory, theater, fitness facility, student housing (net lease), funeral home, restaurant and land.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 26

W. P. Carey Inc.
Real Estate – Second Quarter 2022

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of June 30, 2022.

	Total Net-Lease Portfolio
Industry Type	ABR	ABR %	Square Footage	Square Footage %
Retail Stores (a)	$265,377	20.9%	34,369	21.3%
Consumer Services	110,204	8.7%	8,067	5.0%
Beverage and Food	86,945	6.8%	12,263	7.6%
Automotive	79,095	6.2%	12,310	7.6%
Grocery	69,117	5.4%	7,756	4.8%
Cargo Transportation	61,358	4.8%	9,485	5.9%
Healthcare and Pharmaceuticals	60,276	4.7%	5,372	3.3%
Construction and Building	51,403	4.1%	9,077	5.6%
Business Services	47,521	3.7%	3,981	2.5%
Capital Equipment	47,088	3.7%	7,755	4.8%
Durable Consumer Goods	44,337	3.5%	10,276	6.4%
Hotel and Leisure	42,259	3.3%	2,214	1.4%
Containers, Packaging, and Glass	40,660	3.2%	6,714	4.2%
Sovereign and Public Finance	37,455	3.0%	3,241	2.0%
High Tech Industries	31,066	2.5%	3,315	2.1%
Chemicals, Plastics, and Rubber	27,710	2.2%	4,431	2.7%
Insurance	25,973	2.0%	1,749	1.1%
Non-Durable Consumer Goods	23,869	1.9%	5,940	3.7%
Banking	19,210	1.5%	1,216	0.8%
Aerospace and Defense	16,227	1.3%	1,358	0.8%
Telecommunications	15,007	1.2%	1,479	0.9%
Metals	14,913	1.2%	3,068	1.9%
Media: Broadcasting and Subscription	12,723	1.0%	784	0.5%
Other (b)	40,433	3.2%	5,074	3.1%
Total (c)	$1,270,226	100.0%	161,294	100.0%
________
(a)Includes automotive dealerships.
(b)Includes ABR from tenants in the following industries: media: advertising, printing, and publishing, wholesale, oil and gas, environmental industries, consumer transportation, forest products and paper, real estate and electricity. Also includes square footage for vacant properties.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 27

W. P. Carey Inc.
Real Estate – Second Quarter 2022

Diversification by Geography
In thousands, except percentages. Pro rata. As of June 30, 2022.

	Total Net-Lease Portfolio
Region	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
South
Texas	$105,724	8.3%	11,983	7.4%
Florida	53,372	4.2%	4,456	2.7%
Tennessee	25,193	2.0%	4,136	2.6%
Georgia	24,804	2.0%	3,512	2.2%
Alabama	19,386	1.5%	3,334	2.1%
Other (b)	15,469	1.2%	2,237	1.4%
Total South	243,948	19.2%	29,658	18.4%
Midwest
Illinois	62,824	4.9%	8,734	5.4%
Minnesota	32,584	2.6%	3,225	2.0%
Indiana	26,882	2.1%	4,734	2.9%
Ohio	21,055	1.7%	4,503	2.8%
Wisconsin	15,962	1.3%	2,726	1.7%
Michigan	15,410	1.2%	2,496	1.6%
Other (b)	35,706	2.8%	5,634	3.5%
Total Midwest	210,423	16.6%	32,052	19.9%
East
North Carolina	36,505	2.9%	8,098	5.0%
Pennsylvania	31,890	2.5%	3,673	2.3%
New Jersey	23,178	1.8%	1,235	0.8%
Massachusetts	22,159	1.7%	1,387	0.8%
New York	18,881	1.5%	2,221	1.4%
Kentucky	17,796	1.4%	3,063	1.9%
South Carolina	14,982	1.2%	4,088	2.5%
Other (b)	37,234	2.9%	5,300	3.3%
Total East	202,625	15.9%	29,065	18.0%
West
California	70,710	5.5%	6,420	4.0%
Arizona	30,099	2.4%	3,365	2.1%
Other (b)	63,158	5.0%	6,720	4.1%
Total West	163,967	12.9%	16,505	10.2%
U.S. Total	820,963	64.6%	107,280	66.5%
International
Spain	60,420	4.8%	5,078	3.2%
Germany	57,205	4.5%	6,440	4.0%
Poland	55,570	4.4%	7,959	4.9%
United Kingdom	52,424	4.1%	4,804	3.0%
The Netherlands	52,200	4.1%	6,990	4.3%
Italy	24,912	2.0%	2,386	1.5%
Denmark	20,475	1.6%	2,844	1.8%
France	19,013	1.5%	1,685	1.0%
Croatia	15,988	1.3%	1,726	1.1%
Canada	15,644	1.2%	2,448	1.5%
Other (c)	75,412	5.9%	11,654	7.2%
International Total	449,263	35.4%	54,014	33.5%
Total (d)	$1,270,226	100.0%	161,294	100.0%
________
(a)Includes square footage for vacant properties.
(b)Other properties within South include assets in Louisiana, Arkansas, Oklahoma and Mississippi. Other properties within Midwest include assets in Missouri, Kansas, Iowa, Nebraska, North Dakota and South Dakota. Other properties within East include assets in Virginia, Maryland, Connecticut, West Virginia, New Hampshire and Maine. Other properties within West include assets in Oregon, Utah, Colorado, Washington, Nevada, Hawaii, New Mexico, Idaho, Wyoming and Montana.
(c)Includes assets in Lithuania, Mexico, Finland, Norway, Belgium, Hungary, Portugal, the Czech Republic, Austria, Sweden, Slovakia, Japan, Latvia and Estonia.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 28

W. P. Carey Inc.
Real Estate – Second Quarter 2022

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of June 30, 2022.

	Total Net-Lease Portfolio
Rent Adjustment Measure	ABR	ABR %	Square Footage	Square Footage %
(Uncapped) CPI	$470,506	37.0%	53,745	33.3%
CPI-based	264,746	20.8%	36,516	22.7%
CPI-linked	735,252	57.8%	90,261	56.0%
Fixed	476,220	37.5%	65,619	40.7%
Other (a)	49,066	3.9%	3,373	2.1%
None	9,688	0.8%	517	0.3%
Vacant	—	—%	1,524	0.9%
Total (b)	$1,270,226	100.0%	161,294	100.0%
________
(a)Represents leases attributable to percentage rent.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 29

W. P. Carey Inc.
Real Estate – Second Quarter 2022

Same Store Analysis
Dollars in thousands. Pro rata.

Contractual Same Store Growth

Same store portfolio includes leases that were continuously in place during the period from June 30, 2021 to June 30, 2022. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of June 30, 2022.

	ABR
	As of
	Jun. 30, 2022	Jun. 30, 2021	Increase	% Increase
Property Type
Industrial	$292,813	$282,746	$10,067	3.6%
Warehouse	262,238	255,445	6,793	2.7%
Office	222,268	217,559	4,709	2.2%
Retail (a)	190,622	184,526	6,096	3.3%
Self Storage (net lease)	61,708	59,438	2,270	3.8%
Other (b)	92,259	89,153	3,106	3.5%
Total	$1,121,908	$1,088,867	$33,041	3.0%

Rent Adjustment Measure
(Uncapped) CPI	$443,286	$425,664	$17,622	4.1%
CPI-based	228,864	222,661	6,203	2.8%
CPI-linked	672,150	648,325	23,825	3.7%
Fixed	392,580	385,634	6,946	1.8%
Other (c)	48,031	45,761	2,270	5.0%
None	9,147	9,147	—	—%
Total	$1,121,908	$1,088,867	$33,041	3.0%

Geography
U.S.	$722,074	$701,390	$20,684	2.9%
Europe	377,579	365,968	11,611	3.2%
Other International (d)	22,255	21,509	746	3.5%
Total	$1,121,908	$1,088,867	$33,041	3.0%

Same Store Portfolio Summary
Number of properties	1,136
Square footage (in thousands)	137,368

Investing for the long runTM | 30

W. P. Carey Inc.
Real Estate – Second Quarter 2022

Comprehensive Same Store Growth

Same store portfolio includes leased properties that were continuously owned and in place during the quarter ended June 30, 2021 through June 30, 2022 (including properties that were subject to lease renewals, extensions or modifications at any time during that period). Excludes properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) during that period. For purposes of comparability, same store pro rata rental income is presented on a constant currency basis using average exchange rates for the three months ended June 30, 2022. Same store pro rata rental income is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of same store pro rata rental income and for details on how it is calculated.

	Same Store Pro Rata Rental Income
	Three Months Ended
	Jun. 30, 2022	Jun. 30, 2021	Increase	% Increase
Property Type
Industrial	$71,540	$68,883	$2,657	3.9%
Warehouse	63,224	61,408	1,816	3.0%
Office	59,696	59,848	(152)	(0.3)%
Retail (a)	47,807	44,831	2,976	6.6%
Self Storage (net lease)	15,401	14,834	567	3.8%
Other (b)	24,692	23,556	1,136	4.8%
Total	$282,360	$273,360	$9,000	3.3%

Rent Adjustment Measure
(Uncapped) CPI	$114,267	$108,085	$6,182	5.7%
CPI-based	56,830	55,894	936	1.7%
CPI-linked	171,097	163,979	7,118	4.3%
Fixed	96,942	95,314	1,628	1.7%
Other (c)	12,186	11,551	635	5.5%
None	2,135	2,516	(381)	(15.1)%
Total	$282,360	$273,360	$9,000	3.3%

Geography
U.S.	$181,520	$177,387	$4,133	2.3%
Europe	94,816	90,119	4,697	5.2%
Other International (d)	6,024	5,854	170	2.9%
Total	$282,360	$273,360	$9,000	3.3%

Same Store Portfolio Summary
Number of properties	1,205
Square footage (in thousands)	138,342

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W. P. Carey Inc.
Real Estate – Second Quarter 2022

The following table presents a reconciliation from lease revenues to same store pro rata rental income:

	Three Months Ended
	Jun. 30, 2022	Jun. 30, 2021
Consolidated Lease Revenues
Total lease revenues – as reported	$314,354	$289,064
Income from direct financing leases and loans receivable	17,778	17,422
Less: Reimbursable tenant costs – as reported	(16,704)	(15,092)
Less: Income from secured loans receivable	(1,175)	(1,175)
	314,253	290,219

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of adjustments from equity method investments	5,373	5,790
Less: Pro rata share of adjustments for noncontrolling interests	(22)	(22)
	5,351	5,768

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(14,492)	(10,313)
Add: Above- and below-market rent intangible lease amortization	10,548	14,384
Less: Adjustments for pro rata ownership	27	14
	(3,917)	4,085

Adjustment to normalize for (i) properties not continuously owned since April 1, 2021 and (ii) constant currency presentation for prior year quarter (e)	(33,327)	(26,712)

Same Store Pro Rata Rental Income	$282,360	$273,360
________
(a)Includes automotive dealerships.
(b)Includes ABR or same store pro rata rental income from tenants with the following property types: education facility, hotel (net lease), laboratory, theater, fitness facility, student housing (net lease), restaurant and land.
(c)Represents leases attributable to percentage rent.
(d)Includes assets in Canada, Mexico and Japan.
(e)This adjustment excludes amounts attributable to properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) that were not continuously owned and in place during the quarter ended June 30, 2021 through June 30, 2022. In addition, for the three months ended June 30, 2021, an adjustment is made to reflect average exchange rates for the three months ended June 30, 2022 for purposes of comparability, since same store pro rata rental income is presented on a constant currency basis.

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W. P. Carey Inc.
Real Estate – Second Quarter 2022

Leasing Activity
For the three months ended June 30, 2022, except ABR. Pro rata.

Lease Renewals and Extensions (a)						Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($000s)	New Lease ($000s) (b)	Rent Recapture			Incremental Lease Term
Industrial	2,462,309	5	$18,497	$18,497	100.0%	$—	$—	5.7 years
Warehouse	—	—	—	—	—%	—	—	N/A
Office	45,004	1	1,044	1,065	102.0%	—	523	7.0 years
Retail	3,261	1	44	44	100.0%	—	—	4.0 years
Self Storage (net lease)	—	—	—	—	—%	—	—	N/A
Other	190,379	1	4,866	4,866	100.0%	2,470	1,450	7.0 years
Total / Weighted Average (c)	2,700,953	8	$24,451	$24,472	100.1%	$2,470	$1,973	6.0 years

Q2 Summary
Prior Lease ABR (% of Total Portfolio)			1.9%

New Leases				Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
ABR
Property Type	Square Feet	Number of Leases	New Lease ($000s) (b)			New Lease Term
Industrial	—	—	$—	$—	$—	N/A
Warehouse	—	—	—	—	—	N/A
Office	—	—	—	—	—	N/A
Retail	—	—	—	—	—	N/A
Self Storage (net lease)	—	—	—	—	—	N/A
Other (d)	—	1	330	—	153	15.0 years
Total / Weighted Average (e)	—	1	$330	$—	$153	15.0 years
_______
(a)Excludes lease extensions for a period of one year or less.
(b)New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.
(c)Weighted average refers to the incremental lease term.
(d)Represents a land lease.
(e)Weighted average refers to the new lease term.

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W. P. Carey Inc.
Real Estate – Second Quarter 2022

Lease Expirations
Dollars and square footage in thousands. Pro rata. As of June 30, 2022.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Square Footage %
Remaining 2022	20	17	$24,073	1.9%	1,500	0.9%
2023 (b)	32	27	46,942	3.7%	5,127	3.2%
2024 (c)	43	37	94,116	7.4%	12,221	7.6%
2025	52	30	58,981	4.6%	7,144	4.4%
2026	41	30	56,375	4.4%	8,222	5.1%
2027	57	33	79,785	6.3%	8,715	5.4%
2028	42	24	62,132	4.9%	5,571	3.5%
2029	51	24	55,657	4.4%	6,882	4.3%
2030	28	24	65,273	5.1%	5,565	3.4%
2031	33	17	64,229	5.1%	8,056	5.0%
2032	37	18	40,780	3.2%	5,409	3.4%
2033	28	22	74,922	5.9%	10,159	6.3%
2034	48	16	76,288	6.0%	7,955	4.9%
2035	13	13	26,224	2.1%	4,725	2.9%
Thereafter (>2035)	277	109	444,449	35.0%	62,519	38.8%
Vacant	—	—	—	—%	1,524	0.9%
Total (d)	802		$1,270,226	100.0%	161,294	100.0%

________
(a)Assumes tenants do not exercise any renewal options or purchase options.
(b)Includes ABR of $16.1 million from a tenant (Marriott Corporation) with a lease expiration in January 2023.
(c)Includes ABR of $38.8 million from a tenant (U-Haul Moving Partners, Inc. and Mercury Partners, LP) that holds an option to repurchase the 78 properties it is leasing in April 2024. There can be no assurance that such repurchase will be completed.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Investment Management
Second Quarter 2022

Investing for the long runTM | 35

W. P. Carey Inc.
Investment Management – Second Quarter 2022

Selected Information and Fee Summary – Managed Programs
Dollars and square footage in thousands. As of or for the three months ended June 30, 2022.

	CPA:18 – Global	CESH	Total
Selected Information
General
Year established	2013	2016
AUM – current quarter (a) (b)	$2,298,911	$171,083	$2,469,994
Net-lease AUM – current quarter	$1,197,159	$113,717	$1,310,876
Fundraising status	Closed	Closed

Portfolio
Investment type	Net lease / Diversified REIT	Student Housing
Number of operating properties	66	—
Number of net-leased properties	43	3
Number of active build-to-suit projects	1	1
Number of tenants – net-leased properties	46	1
Square footage – net-leased properties	9,286	367
Occupancy (c)	99.3%	100.0%

Balance Sheet (Book Value)
Total assets	$1,862,628	$180,119
Total debt	$957,655	$65,111
Total debt / total assets	51.4%	36.1%

Fee Summary
Asset Management Fees
Asset management fee (% of average AUM, per annum)	0.50% (d)	1.00% (e)
Average AUM (of current quarter and prior quarter)	$2,382,222	$177,164	$2,559,386
Asset management revenue – current quarter	$3,047	$420	$3,467

Operating Partnership Interests (f)
Operating partnership interests (% of Available Cash)	10.00%	N/A
Earnings from equity method investments in the Managed Programs (profits interest) – current quarter	$2,814	N/A	$2,814
________
(a)Represents appraised value of real estate assets as of September 30, 2021 (plus cash and cash equivalents, less distributions payable as of June 30, 2022) for CPA:18 – Global. Represents appraised value of real estate assets as of December 31, 2021 (plus cash and cash equivalents as of June 30, 2022) for CESH. These values were used to calculate asset management fees during the three months ended June 30, 2022 in accordance with the respective advisory agreements.
(b)In June 2022, CPA:18 – Global sold 11 net-lease student housing properties in Spain and Portugal (following the exercise of their purchase options) to the tenant at such properties for a contractual sales price totaling approximately $404 million (amount reflects the applicable exchange rate on the date of the transaction).
(c)Represents occupancy for single-tenant net-leased properties.
(d)Based on average market value of assets. CPA:18 – Global has an option to pay asset management fees in cash or shares, under the terms of the advisory agreement with CPA:18 – Global. Asset management fees are recorded in Asset management and other revenue in our consolidated financial statements.
(e)Based on gross assets at fair value. In February and July 2020, CESH sold two student housing properties located in Lisbon, Portugal, and Madrid, Spain, for gross proceeds of $49.3 million and $30.4 million, respectively. In January, September and December 2021, CESH sold three student housing properties located in Valencia, Spain; Norwich, United Kingdom; and Porto, Portugal, for gross proceeds of $40.8 million, $126.8 million and $50.4 million, respectively (amounts reflect the applicable exchange rate on the date of the transaction).
(f)Available Cash means cash generated by operating partnership operations and investments, excluding cash from sales and refinancings, after the payment of debt service and other operating expenses, but before distributions to partners. Amounts are recorded in Earnings from equity method investments in our consolidated financial statements.

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W. P. Carey Inc.
Investment Management – Second Quarter 2022

Summary of Future Liquidity Considerations for the Managed Programs
As of June 30, 2022.

Future Liquidity Strategies for the Managed Programs

The timeframes in the table below are based on general liquidation guidelines set forth in CPA:18 – Global’s and CESH’s respective offering documents. Ultimately, the liquidation of CPA:18 – Global is approved by its board of directors and the liquidation of CESH is determined by its general partner.

General Liquidation Guideline
	CPA:18 – Global (a)	CESH
Timeframe	Beginning after the seventh anniversary of the closing of the initial public offering in 2015	Beginning five years after raising the minimum offering amount in 2016

Back-End Fees for / Interest in the Managed Programs

The overview below is intended to provide a summary of current disclosures regarding various back-end fees and interests that we may be entitled to upon each Managed Program’s liquidity event. Such a liquidity event for CPA:18 – Global is at the discretion of CPA:18 – Global’s board of directors and there is no assurance that any of the fees or interests described below will be realized. Please refer to CPA:18 – Global’s filings with the SEC for a complete description of its liquidity strategy.

Back-End Fees and Interests
	CPA:18 – Global (a) (b)	CESH
Disposition Fees	Equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property. (c)	N/A
Interest in Disposition Proceeds	Special general partner interest entitled to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership, through certain liquidity events or distributions, plus the 6% preferred return rate.
Available Cash (as defined in In “Principal Terms”), subject to any other limitations provided for herein, will be initially apportioned among the Limited Partners in proportion to their respective capital contributions and the General Partner as provided in connection with its Carried Interest and distributed. (d)

Purchase of Special GP Interest	Lesser of (i) 5.0x the distributions of the last completed fiscal year and (ii) the discounted value of expected future distributions from point of valuation to March 2025 using a discount rate used by the independent third-party valuation firm to determine the most recent appraisal.	N/A
Distribution Related to Ownership of Shares	5.7% ownership as of 6/30/2022	2.4% ownership as of 6/30/2022
________
(a)On February 27, 2022, our board of directors unanimously approved a definitive merger agreement pursuant to which CPA:18 – Global will merge with and into an indirect subsidiary of ours in a transaction valued at approximately $2.7 billion, adding approximately $2.0 billion of assets after approximately $700 million of proposed asset sales, the substantial majority of which have been completed. The Proposed Merger and related transactions were approved by the stockholders of CPA:18 – Global at a special meeting on July 26, 2022. We currently expect the transaction to close on August 1, 2022.
(b)Subject to the terms and conditions of the merger agreement, upon consummation of the Proposed Merger, we have agreed to waive certain back-end fees that we would have been entitled to receive from CPA:18 – Global upon its liquidation pursuant to the terms of our advisory agreement and partnership agreement with CPA:18 – Global.
(c)Not applicable to dispositions of individual assets.
(d)Order of distributions are as follows: (1) First, to a Limited Partner until it has received an amount equal to its total capital contributions or deemed capital contribution with respect to the Advisor Units in the case of the Advisor (or a wholly owned subsidiary of the Advisor); (2) Second, to a Limited Partner until such Limited Partner has received a cumulative, non-compounding, annual 10% return on its unreturned capital contributions (the “Preferred Return”); (3) Third, to the General Partner until the General Partner has received 20% of the aggregate amounts distributed pursuant to clause (2) and this clause (3); (4) Thereafter, 80% to such Limited Partner and 20% to the General Partner (together with the amounts received under clause (3), the General Partner’s “Carried Interest”). The Advisor’s capital contribution for purposes of the Partnership Agreement will be deemed to be the value of the Advisor Units upon their issuance.

Investing for the long runTM | 37

W. P. Carey Inc.
Appendix
Second Quarter 2022

Investing for the long runTM | 38

W. P. Carey Inc.
Appendix – Second Quarter 2022

Normalized Pro Rata Cash NOI
In thousands. From real estate.

Three Months Ended Jun. 30, 2022
Consolidated Lease Revenues
Total lease revenues – as reported	$314,354
Income from direct financing leases and loans receivable	17,778
Less: Income from secured loans receivable	(1,175)

Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	16,704
Non-reimbursable property expenses – as reported	11,851
302,402

Plus: NOI from Operating Properties
Hotel revenues	3,264
Hotel expenses	(2,597)
667

Self-storage revenues	1,800
Self-storage expenses	(594)
1,206

304,275

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity method investments (a)	6,585
Less: Pro rata share of NOI attributable to noncontrolling interests	(22)
6,563

310,838

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(14,492)
Add: Above- and below-market rent intangible lease amortization	10,548
Add: Other non-cash items	367
(3,577)

Pro Rata Cash NOI (b)	307,261

Adjustment to normalize for intra-period acquisition volume and dispositions (c)	4,070

Normalized Pro Rata Cash NOI (b)	$311,331

Investing for the long runTM | 39

W. P. Carey Inc.
Appendix – Second Quarter 2022

The following table presents a reconciliation from Net income from Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Jun. 30, 2022
Net Income from Real Estate Attributable to W. P. Carey
Net income from Real Estate attributable to W. P. Carey – as reported	$123,228
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	185,615
Less: Property expenses, excluding reimbursable tenant costs – as reported	(11,851)
Less: Operating property expenses – as reported	(3,191)
170,573

Adjustments for Other Consolidated Revenues and Expenses:
Less: Lease termination income and other – as reported	(2,591)
Less: Reimbursable property expenses – as reported	(16,704)
Add: Other income and (expenses)	24,949
Add: Provision for income taxes	5,955
11,609

Other Adjustments:
Less: Straight-line and other leasing and financing adjustments	(14,492)
Add: Above- and below-market rent intangible lease amortization	10,548
Add: Adjustments for pro rata ownership	6,644
Adjustment to normalize for intra-period acquisition volume and dispositions (c)	4,070
Less: Income from secured loans receivable	(1,175)
Add: Property expenses, excluding reimbursable tenant costs, non-cash	326
5,921

Normalized Pro Rata Cash NOI (b)	$311,331
________
(a)Includes $1.5 million from equity method investments in self-storage operating properties.
(b)Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.
(c)For properties acquired and capital investments and commitments completed during the three months ended June 30, 2022, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended June 30, 2022, the adjustment eliminates our pro rata share of cash NOI for the period.

Investing for the long runTM | 40

W. P. Carey Inc.
Appendix – Second Quarter 2022

Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021
Net income	$127,718	$156,993	$99,612	$138,586	$120,283

Adjustments to Derive Adjusted EBITDA (a)
Depreciation and amortization	115,080	115,393	135,662	115,657	114,348
Interest expense	46,417	46,053	47,208	48,731	49,252
Gain on sale of real estate, net	(31,119)	(11,248)	(9,511)	(1,702)	(19,840)
Other (gains) and losses (b)	21,746	(35,745)	28,461	(49,219)	(7,545)
Straight-line and other leasing and financing adjustments (c) (d)	(14,492)	(10,847)	(53,380)	(10,823)	(10,313)
Above- and below-market rent intangible lease amortization	10,548	11,004	15,082	12,004	14,384
Stock-based compensation expense	9,758	7,833	6,091	4,361	9,048
Provision for income taxes	6,252	7,083	5,052	8,347	9,298
Impairment charges	6,206	20,179	7,945	16,301	—
Merger and other expenses (e)	1,984	(2,322)	(563)	(908)	(2,599)
Other amortization and non-cash charges	353	379	385	386	391
	172,733	147,762	182,432	143,135	156,424

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments (f)	4,329	9,426	16,136	5,144	4,923
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(23)	(23)	(23)	(23)	(22)
	4,306	9,403	16,113	5,121	4,901
Equity Method Investment in WLT: (g)
Less: Loss from equity method investment in WLT	—	—	926	1,376	4,005
Add: Distributions received from equity method investment in WLT	—	—	—	—	—
	—	—	926	1,376	4,005
Equity Method Investments in the Managed Programs: (h)
Add: Distributions received from equity method investments in the Managed Programs	535	520	2,142	477	454
Less: (Income) loss from equity method investments in the Managed Programs	(59)	(2,972)	(50)	(1,667)	90
	476	(2,452)	2,092	(1,190)	544
Adjusted EBITDA (i)	$305,233	$311,706	$301,175	$287,028	$286,157
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Primarily comprised of gains and losses on extinguishment of debt, the mark-to-market fair value of equity securities, and foreign currency exchange rate movements, as well as non-cash allowance for credit losses on loans receivable and direct financing leases. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(c)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(d)Amount for the three months ended December 31, 2021 includes an adjustment to exclude $37.8 million of lease termination fees received from a tenant, as such amount was determined to be non-core income.
(e)Amounts are primarily comprised of costs incurred in connection with the Proposed Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(f)Amounts for the three months ended March 31, 2022 and December 31, 2021 include non-cash impairment charges of $4.6 million and $13.2 million, respectively, recognized on certain equity method investments in real estate.
(g)We recorded income and distributions from our equity method investment in WLT on a one quarter lag. In January 2022, we reclassified our equity investment in WLT to equity securities at fair value within Other assets, net on our consolidated balance sheets. Any future dividends, if received, will be recognized within Non-operating income on our consolidated statements of income.
(h)Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs. Distributions for the three months ended December 31, 2021 included a special distribution from CPA:18 – Global totaling $1.6 million.
(i)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

Investing for the long runTM | 41

W. P. Carey Inc.
Appendix – Second Quarter 2022

Adjusted EBITDA, Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021
Net income from Real Estate	$123,268	$146,856	$94,684	$130,897	$114,725

Adjustments to Derive Adjusted EBITDA (a)
Depreciation and amortization	115,080	115,393	135,662	115,657	114,348
Interest expense	46,417	46,053	47,208	48,731	49,252
Gain on sale of real estate, net	(31,119)	(11,248)	(9,511)	(1,702)	(19,840)
Other (gains) and losses (b)	20,155	(34,418)	27,131	(48,172)	(7,472)
Straight-line and other leasing and financing adjustments (c) (d)	(14,492)	(10,847)	(53,380)	(10,823)	(10,313)
Above- and below-market rent intangible lease amortization	10,548	11,004	15,082	12,004	14,384
Stock-based compensation expense	9,758	7,833	6,091	4,361	9,048
Impairment charges	6,206	20,179	7,945	16,301	—
Provision for income taxes	5,955	6,913	5,331	7,827	9,119
Merger and other expenses (e)	1,984	(2,325)	(599)	(908)	(2,599)
Other amortization and non-cash charges	353	379	385	386	391
	170,845	148,916	181,345	143,662	156,318

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments (f)	4,329	9,426	16,136	5,144	4,923
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(23)	(23)	(23)	(23)	(22)
	4,306	9,403	16,113	5,121	4,901
Equity Method Investment in WLT: (g)
Less: Loss from equity method investment in WLT	—	—	926	1,376	4,005
Add: Distributions received from equity method investment in WLT	—	—	—	—	—
	—	—	926	1,376	4,005
Adjusted EBITDA – Real Estate (h)	$298,419	$305,175	$293,068	$281,056	$279,949
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Primarily comprised of gains and losses on extinguishment of debt, the mark-to-market fair value of equity securities, and foreign currency exchange rate movements, as well as non-cash allowance for credit losses on loans receivable and direct financing leases. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(c)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(d)Amount for the three months ended December 31, 2021 includes an adjustment to exclude $37.8 million of lease termination fees received from a tenant, as such amount was determined to be non-core income.
(e)Amounts are primarily comprised of costs incurred in connection with the Proposed Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(f)Amounts for the three months ended March 31, 2022 and December 31, 2021 include non-cash impairment charges of $4.6 million and $13.2 million, respectively, recognized on certain equity method investments in real estate.
(g)We recorded income and distributions from our equity method investment in WLT on a one quarter lag. In January 2022, we reclassified our equity investment in WLT to equity securities at fair value within Other assets, net on our consolidated balance sheets. Any future dividends, if received, will be recognized within Non-operating income on our consolidated statements of income.
(h)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

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W. P. Carey Inc.
Appendix – Second Quarter 2022

Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021
Net income from Investment Management	$4,450	$10,137	$4,928	$7,689	$5,558

Adjustments to Derive Adjusted EBITDA (a)
Other (gains) and losses (b)	1,591	(1,327)	1,330	(1,047)	(73)
Provision for (benefit from) income taxes	297	170	(279)	520	179
Merger and other expenses	—	3	36	—	—
	1,888	(1,154)	1,087	(527)	106

Adjustments for Pro Rata Ownership
Equity Method Investments in the Managed Programs: (c)
Add: Distributions received from equity method investments in the Managed Programs	535	520	2,142	477	454
Less: (Income) loss from equity method investments in the Managed Programs	(59)	(2,972)	(50)	(1,667)	90
	476	(2,452)	2,092	(1,190)	544
Adjusted EBITDA – Investment Management (d)	$6,814	$6,531	$8,107	$5,972	$6,208
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Primarily comprised of gains and losses from foreign currency exchange rate movements and marketable securities. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(c)Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs. Distributions for the three months ended December 31, 2021 included a special distribution from CPA:18 – Global totaling $1.6 million.
(d)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

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W. P. Carey Inc.
Appendix – Second Quarter 2022

Disclosures Regarding Non-GAAP and Other Metrics

Non-GAAP Financial Disclosures
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.
We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and direct financing leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency exchange rate losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.
Same Store Pro Rata Rental Income
Same store pro rata rental income is a non-GAAP financial measure that is intended to reflect the performance of our net leased properties. We define this as contractual rents from our leased properties. Same store rental income excludes reimbursable tenant costs, amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present same store rental income on a pro rata basis to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that same store pro rata rental income is a helpful measure that both investors and management can use to evaluate the financial performance of our leased properties. Same store pro rata rental income should not be considered as an alternative to lease revenues as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present same store rental income and/or same store pro rata rental income may not be directly comparable to the way other REITs present such metrics.

Pro Rata Cash NOI
Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis (“pro rata cash NOI”) to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI may not be directly comparable to the way other REITs present such metrics.

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W. P. Carey Inc.
Appendix – Second Quarter 2022

Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investments and commitments completed during the period, as applicable. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.
Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Cash Interest Expense
Cash interest expense is a non-GAAP financial measure equal to interest expense calculated in accordance with GAAP, plus capitalized interest and other non-cash amortization expense, less amortization of deferred financing costs and debt premiums/discounts, adjusted for pro rata ownership. See the definition of cash interest expense coverage ratio below for a reconciliation of cash interest expense to its most directly compared GAAP measure, interest expense.
Cash Interest Expense Coverage Ratio
Cash interest expense coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to cash interest expense on a trailing 12 months basis. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed interest expense obligations. Cash interest expense for the trailing 12 months as of June 30, 2022 is equal to $183.0 million, comprised of interest expense calculated in accordance with GAAP ($188.4 million), plus capitalized interest ($2.4 million) and other non-cash amortization expense ($0.1 million), less amortization of deferred financing costs and debt premiums/discounts ($12.9 million), adjusted for pro rata ownership ($5.1 million).
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. On a pro rata basis, we generally present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of June 30, 2022. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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